EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BV Financial, Inc. Increases Maximum Purchase Limitations
and Resolicits Maximum Purchasers from the Subscription Offering

Baltimore, Maryland, June 23, 2023 — BV Financial, Inc. (the “Company”) (OTC Pink: BVFL), the holding company for BayVanguard Bank (the “Bank”), announced today that it increased the maximum purchase limitations in the stock offering being conducted by the Company in connection with the conversion of Bay-Vanguard, M.H.C., Inc., from mutual to stock form.  Both the maximum individual purchase limit and the maximum group limit have been increased from 70,000 shares ($700,000) to 480,000 shares ($4,800,000). The subscription offering expired on June 21, 2023. As of that date, the Company had received valid stock orders for approximately 52.3% of the 9,775,000-share minimum of the offering range.

Consistent with the prospectus dated May 15, 2023, as supplemented by the prospectus supplement dated June 23, 2023, only those persons who subscribed for the maximum number of shares in the subscription offering will be given the opportunity to order additional shares up to the new purchase limitations.  Supplemental stock order forms will be distributed to those subscribers.  A properly completed supplemental stock order form for any increased stock order, together with full payment of immediately available funds, must be received by the Company (not postmarked) by 4:30 p.m., Eastern Time, on June 30, 2023.  All other eligible subscribers who submitted valid stock order forms in the subscription offering will have their stock orders filled in full.

Completion of the conversion and stock offering remains subject to final regulatory approval, the approval of the stockholders of BV Financial, Inc. and the members of Bay-Vanguard, M.H.C., Inc., and the sale of at least 9,775,000 shares of common stock at the minimum of the offering range.
This release is neither an offer to sell nor a solicitation of an offer to buy common stock of the Company.  The offer is made only by the Company’s prospectus when accompanied by a stock order form.  The shares of common stock of the Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency. The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement for the offering to which this press release relates as well as the final prospectus, dated May 15, 2023, for the subscription and community offerings, as supplemented by the prospectus supplement dated June 23, 2023. Before you invest, you should read that prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the stock offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
About BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with 15 banking offices in the Baltimore metropolitan area and the Eastern Shore of Maryland. BayVanguard Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder and/or member approval of the conversion; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the SEC, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

David M. Flair and Timothy L. Prindle
Co-President and Chief Executive Officers
BV Financial, Inc.
(410) 477-5000